UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2006

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During the third quarter of 2005, Chalmette Medical Center (“Chalmette”), Universal Health Services, Inc.’s (“UHS”) two story, 138-bed acute care hospital located in Chalmette, Louisiana was severely damaged and closed as a result of Hurricane Katrina. The majority of the real estate assets of Chalmette were leased from Universal Health Realty Income Trust (the “Trust”), by a subsidiary of UHS and, in accordance with the terms of the lease, and as part of an overall evaluation of the leases between subsidiaries of UHS and the Trust, UHS has elected to offer substitution properties rather than exercise its right to rebuild the facility or offer cash for Chalmette. Independent appraisals were obtained by the Trust and UHS which indicated that the pre-Hurricane fair market value of the leased facility was $23,965,000 (“FMV of Chalmette”).

The Trust has agreed, subject to certain closing conditions, to terminate the lease between Chalmette and the Trust and to transfer the real property assets and all rights attendant thereto (including insurance proceeds) of Chalmette to UHS in exchange and substitution for newly constructed real property assets owned by UHS (“Capital Additions”) at Wellington Regional Medical Center (“Wellington”), The Bridgeway (“Bridgeway”) and Southwest Healthcare System-Inland Valley Campus (“Inland Valley”), in satisfaction of the obligations under the Chalmette lease. The exchange and substitution package includes the following Capital Additions, as defined in the Master Lease Document by and among the Trust and certain subsidiaries of UHS, dated December 24, 1986 (the “Master Lease”), which were recently constructed on, or adjacent to, facilities already owned by the Trust as well as a Capital Addition at Inland Valley which is currently under construction and expected to be completed by the end of 2006. UHS is obligated to complete the Inland Valley Capital Addition or offer to either, subject to the approval of the Trust, provide alternative substitution property or pay to the Trust an amount in cash equal to the substitution value of the capital addition.

• Wellington– Bed Tower	$8,926,000 (Actual construction costs)

• Bridgeway – 28 bed addition	$4,072,000 (Actual construction costs)

• Inland Valley Campus – 44 bed and ICU expansion	$12,160,000 (Estimated construction costs)

To accomplish the exchange and substitution, on April 24, 2006 the Trust entered into an Asset Exchange and Substitution Agreement between the Trust, UHS and certain subsidiaries of UHS. The estimated total value of this exchange and substitution package is approximately $25.2 million based upon the combined actual and estimated construction costs of the Capital Additions. Since the estimated total value of the substitution package is expected to exceed the FMV of Chalmette, the excess amount will be paid to UHS in cash upon completion of the Inland Valley Capital Additions.

As part of the overall arrangement, UHS agreed to early five year renewals of the leases between the Trust and each of Inland Valley, Wellington and McAllen Medical Center, which mature on December 31, 2006, and Bridgeway, which matures on December 31, 2009, on the same economic terms as the current leases. To reflect the lease renewals, on April 24, 2006, the Trust and each of the individual lessees entered into amended and restated leases relating to their respective, individual properties. With respect to each of these leases, UHS also agreed not to exercise its purchase options under the leases at the end of the current lease terms.

Pursuant to the Master Lease, which governs all leases of properties with subsidiaries of UHS, UHS has the right to purchase the leased properties at the end of each lease term at each property’s fair market value purchase price. As part of the overall exchange and substitution proposal, as well as the early five year lease renewals on Inland Valley, Wellington, McAllen and Bridgeway, the Trust agreed to amend the Master Lease to include a change of control provision (as defined below) and a provision granting UHS the right to purchase each of the leased properties, at their fair market value purchase price, on one month’s notice to the Trust in the event of such change of control occurs.

On April 24, 2006, the Trust and certain subsidiaries of UHS entered into Amendment No. 1 to the Master Lease. Under the amended Master Lease, a “change of control” will occur in the event that, directly or indirectly: (i) the Trust consolidates with, or merges with and into, any individual, firm, corporation or other entity (each a “Person”) (other than a wholly-owned subsidiary of the Trust in a transaction the principal purpose of which is to change the state of organization of the Trust); (ii) any Person consolidates with the Trust, or merges with and into the Trust and the Trust is the continuing or surviving entity of such consolidation or merger and, in connection with such merger, all or part of the shares of beneficial interest of the Trust be changed into or exchanged for stock or other securities of any other Person (or the

Trust); (iii) any Person or “group” other than the Trust or an affiliate of the Trust becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities of the Trust representing more than 20% of the voting power of the Trust’s securities in one or more transactions (including by way of merger, reorganization or consolidation); or (iv) the composition of the Board of Trustees of the Trust changes and, as a result, the majority of the Trustees are not Incumbent Trustees. “Incumbent Trustees” are trustees who either (a) are Trustees of the Trust as of the date of the amendment, or (b) are elected, or nominated for election, to the Board or Trustees of the Trust with the affirmative votes of at least a majority of the Incumbent Trustees at the time of such election or nomination. In addition, the Trust has agreed to provide notice to lessees of its properties not less than 60 days prior to any proposed change of control. In the event of a change of control, lessees will have the option exercisable at any time within 12 months of the change of control to purchase the leased property, upon not less than one month’s notice, at the fair market value purchase price of the leased property as of the date the lessee exercises its option to purchase the leased property pursuant to the terms of the Master Lease.

After giving effect to the Asset Exchange and Substitution Agreement and the various lease renewals discussed above, subsidiaries of UHS will lease four hospital facilities owned by the Trust, of which three will have leases scheduled to expire in December, 2011 and one with a lease scheduled to expire in December, 2014. In addition to lease agreements between the Trust and subsidiaries of UHS, as of March 31, 2006, UHS owned 6.6% of the Trust’s outstanding shares of beneficial interest and has the option to purchase shares of beneficial interest at fair market value to maintain a 5% interest in the Trust. A subsidiary of UHS serves as advisor to the Trust under an annually renewable advisory agreement, pursuant to the terms of which, UHS conducts the Trust’s day-to-day affairs, provide administrative services and present investment opportunities. UHS earned a fee of $1.5 million in 2005 for its advisory services. In addition, certain of the UHS officers and directors are also officers and/or directors of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: April 25, 2006	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	Chairman of the Board, President and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer